UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-28386	91-1533912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 800

Seattle, Washington 98121

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CTIC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Royalty Sale

On August 25, 2021, CTI BioPharma Corp. (the “Company”) and Drug Royalty III LP 2 (“DRI”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) pursuant to which the Company sold to DRI the right to receive certain royalty payments from the Company for a purchase price of up to $85 million in cash. Under the Royalty Purchase Agreement, DRI is entitled to receive tiered, sales-based royalties on net product sales of pacritinib in the United States in an amount equal to: (i) 9.60% of annual net sales of pacritinib in the United States for annual net sales up to $125 million, (ii) 4.50% of annual net sales of pacritinib in the United States for annual net sales between $125 million and $175 million, (iii) 0.5% of annual net sales of pacritinib in the United States for annual net sales between $175 million and $400 million (with no royalty payments payable on annual net sales of Pacritinib in the United States over $400 million). DRI will fund the upfront purchase price of $60 million upon approval of Pacritinib by the FDA in the United States (subject to certain closing conditions) and will be required to provide up to $25 million of additional funding if certain minimum Pacritinib sales thresholds are met in 2023, or sooner. If Pacritinib is not approved by the FDA by May 2, 2022, then the Royalty Purchase Agreement shall automatically terminate.

The Company will be required to make payments of amounts owed to DRI each calendar quarter from and after the first commercial sale of the applicable product in the United States. The transactions contemplated by the Royalty Purchase Agreement are referred to herein as the “Royalty Sale.”

Under the Royalty Purchase Agreement, the Company has agreed to specified affirmative and negative covenants, including without limitation covenants regarding periodic reporting of information by the Company to DRI, obligations to use commercially reasonable efforts to commercialize Pacritinib in the United States and restrictions on the ability of the Company or any of its subsidiaries to incur certain indebtedness, which restrictions are eliminated after the earliest of: (i) the date on which the trailing twelve months’ of Pacritinib sales equals at least $200 million, or (b) the date on which the Company’s market capitalization (determined on an as-converted basis) is at least $1 billion for 20 consecutive trading days or (c) DRI receiving royalty payments in an amount equal to 100% of their purchase price. The Royalty Purchase Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Credit Agreement

On August 25, 2021, the Company entered into a Credit Agreement with DRI as lender and administrative agent (the “Credit Agreement”). The Credit Agreement provides for a loan in the principal amount of $50 million (the “Loan”) funded by DRI at closing (the “borrowing date”). The Company intends to utilize the proceeds from the Loan to repay the outstanding indebtedness under its existing credit facility with Silicon Valley Bank and to support the launch and commercialization of pacritinib. The Loan matures and becomes payable on the fifth anniversary of the borrowing date (the “Scheduled Maturity Date”); provided that if Pacritinib is not approved by the FDA by May 2, 2022, DRI may accelerate the loan (any such date of acceleration, together with the Scheduled Maturity Date, the “Maturity Date”).

The Credit Agreement provides for quarterly interest-only payments until the Maturity Date, with the unpaid principal amount of the outstanding Loan due and payable on the Maturity Date. The Loan will bear interest at a rate equal to 8.25% per annum, plus the greater of (i) 1.75% and (ii) the three-month LIBOR rate (or, upon the occurrence of and during the continuance of any event of default, 10.25% per annum, plus the three-month LIBOR rate).

Subject to certain exceptions, the Company is required to make mandatory prepayments of the Loans with the proceeds of certain asset sales, certain pacritinib out-licensing or royalty monetization transactions (excluding the Royalty Sale), extraordinary receipts, debt issuances, or upon a change of control of the Company and specified other events, subject to certain exceptions. The Company may make voluntary prepayments in whole or in part. Prepayments prior to the fourth anniversary of the closing date are subject to a prepayment premium, which declines over time following the second anniversary of the closing date. Upon the prepayment or repayment, including at maturity, of all or any of the Loans, the Company is obligated to pay an exit fee in an amount equal to 2.00% of the principal amount of the Loans prepaid or repaid.

The Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default. Certain of the customary negative covenants limit the ability of the Company and certain of its subsidiaries to, among other things, grant liens, make investments, incur additional indebtedness, dispose of assets, license certain property, distribute dividends, make certain restricted payments, change the nature of the Company’s business, engage in transactions with affiliates and insiders, prepay other indebtedness, or engage in sale and leaseback transactions, subject to certain exceptions. In addition, the Credit Agreement contains a minimum liquidity covenant requiring the Company to maintain at all times, as applicable, at least $10 million of unrestricted cash and cash equivalents, subject to certain exceptions.

A failure to comply with the covenants in the Credit Agreement could permit the Lenders under the Credit Agreement to declare the borrowings thereunder, together with accrued interest and fees, to be immediately due and payable.

The Company’s obligations under the Credit Agreement are secured by a first-priority security interest in, subject to certain exceptions, substantially all of the Company’s assets.

The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BioPharma Corp.

Date: August 25, 2021	By:	/S/ David H. Kirske
David H. Kirske
Executive Vice President, Chief Financial Officer and Secretary